Exhibit 99.1
Zynex Announces 2010 Year End Results
Zynex, Inc. (OTCBB: ZYXI), a provider of pain management systems and electrotherapy products for medical patients with functional disability, announces a record number of orders and billed patients during 2010, which resulted in $24,085,000 of net revenue for 2010 versus $18,681,000 for 2009. Thomas Sandgaard, CEO, stated “We are pleased with the consistent revenue growth we have been able to generate over the past several years.”
The Company reported a gross profit of $18,883,000 and SG&A expenses of $17,322,000 for 2010, as compared to a gross profit of $14,888,000 and SG&A expenses of $11,074,000 for 2009. During 2010, the Company made specific investments in its infrastructure to expand its domestic and international sales force, improve its billing and reimbursement department and relocate its headquarters to accommodate the significant increase in orders generated by the growing Zynex sales organization. The Company believes that, although these investments increased the 2010 SG&A expenses, they were necessary to yield long-term net revenue and net income growth and to continue to increase the Company’s cash collections. The Company also went through a CFO change in 2010, in which $200,000 of additional transition-related expense was incurred. The Company generated 2010 income from operations of $1,561,000, income before income taxes of $1,335,000 and net income of $350,000, versus income from operations of $3,814,000, income before income taxes of $3,823,000 and net income of $2,382,000 for 2009. The Company’s income tax expense for 2010 reflects a 74% effective tax rate due in part to assessed income tax penalties and interest. The Company is working with the respective taxing authorities to mitigate and abate these penalties and interest and hopes to avoid payment of the full amount of these penalties. The Company does not expect to incur tax penalties and interest at these amounts in future periods.
The Company’s continued focus on strengthening its balance sheet resulted in strong cash collections from customers, which resulted in a cash position of $602,000 as of December 31, 2010 and a revolving line of credit balance of $1,270,000.
Thomas Sandgaard, CEO stated: “2010 was a transformative year for us. The investments made in our sales team has paid off; as we have expanded our geographic reach and have increased the number of orders we are receiving on a monthly basis (as exhibited by our 29% increase in net revenue for 2010). Because of the demand for our products, we had to incur necessary expenses in our infrastructure to continue growth at our historical rates. Our primary expenditures were to sales and marketing and reimbursement and billing. We expect investing in these departments will result in continued sales growth and increased cash collections and will provide us with a long-term infrastructure to support increased sales. We also outgrew our primary operating facility/headquarters and relocated to a larger facility early in 2010. We believe investing in these SG&A expenses in 2010 should result in a revenue growth rate higher than that of our SG&A in future periods. I am pleased that, even with these necessary investments we made during 2010, our gross margins remained strong and we generated income from operations of $1,561,000, income before income taxes of $1,335,000 and net income of $350,000.”
Mr. Sandgaard continued: “Looking ahead, in addition to expanding our geographic reach for our Zynex Medical, electrotherapy subsidiary, we intend to focus our attention on two new very large markets, neurodiagnosis and cardiac monitoring, through our new subsidiaries Zynex NeuroDiagnostics and Zynex Monitoring Solutions. We have already begun executing our business plan for these subsidiaries and expect to see some results in 2011. We believe the combination of our core electrotherapy business (Zynex Medical), with the potential of our new subsidiaries (Zynex NeuroDiagnostics and Zynex Monitoring Solutions) should provide a significant platform for future revenue growth.”
Outlook:
The Company anticipates net revenues of between $30 million and $32 million for 2011 and net income per diluted share of between $0.08 and $0.11 for 2011.
Conference Call and Webcast Information:
Zynex, Inc. will host an earnings conference call and webcast at 9:00 a.m. MST (11:00 a.m. EST) today to discuss its 2010 year end results. Please note questions can only be submitted via the webcast user interface. Parties without access to the internet may join the presentation in listen only mode by dialing the toll free number provided below.
Webcast Information- http://www.visualwebcaster.com/event.asp?id=77408
Conference Call Information- 888-452-4024, passcode ZYNEX

Highlights from the year ended 2010 condensed consolidated financial statements:
(unaudited, amounts in thousands, except per share amounts)

	Year Ended
	December 31,
	2010	2009
Net revenue	$24,085	$18,681

Gross profit	18,883	14,888

Income from operations	1,561	3,814

Income before income taxes	1,335	3,823

Net income	350	2,382

Adjusted EBITDA (1)	3,519	4,595

Net income per share — diluted	$0.01	$0.08

Weighted average number of common shares outstanding — diluted	30,704,737	30,374,360

Cash	$602	$863

Total stockholders’ equity	$8,182	$7,486

(1)	Reconciliation of unaudited U.S. Generally Accepted Accounting Principles (GAAP) Net income to Adjusted Earnings Before Interest Taxes Depreciation Amortization (EBITDA)

	Year Ended
	December 31,
	2010	2009
Net income	$350	$2,382
Interest and loss on extinguishment of debt	210	161
Taxes	985	1,441
Depreciation and amortization	845	738
Non-cash deferred rent	1,129	44
Gain on value of derivative liability	—	(171)

Adjusted EBITDA	$3,519	$4,595

About Zynex
Zynex, Inc. (founded in 1996) engineers, manufactures, markets and sells its own design of electrotherapy medical devices in two distinct markets: standard digital electrotherapy products for pain relief and pain management; and the NeuroMove™ for stroke and spinal cord injury rehabilitation. Zynex’s product lines are fully developed, FDA-cleared, commercially sold, and have been developed to uphold the Company’s mission of improving the quality of life for patients suffering from impaired mobility due to stroke, spinal cord injury, or debilitating and chronic pain. Zynex has also announced the development of two new business units, Zynex Monitoring Solutions and Zynex NeuroDiagnostic.
Safe Harbor Statement
Certain statements in this release are “forward-looking” and as such are subject to numerous risks and uncertainties. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain additional capital in order to grow our business, our ability to engage additional sales representatives, the success of such additional sales representatives, the need to obtain FDA clearance and CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement from insurance companies for products sold or rented to our customers, acceptance of our products by health insurance providers, our dependence on third party manufacturers to produce our goods on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the uncertain outcome of pending material litigation and other risks described in our filings with the Securities and Exchange Commission including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2009.
Contact: Zynex, Inc. Anthony Scalese, CFO, 303-703-4906

ZYNEX, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	December 31,	December 31,
	2010	2009
ASSETS
Current Assets:
Cash	$602	$863
Accounts receivable, net	7,309	5,039
Inventory	3,641	2,140
Prepaid expenses	145	139
Deferred tax asset	794	864
Other current assets	41	77

Total current assets	12,532	9,122

Property and equipment, net	2,906	2,612
Deposits	174	166
Deferred financing fees, net	89	30

	$15,701	$11,930

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$1,270	$—
Current portion of capital lease obligations	93	95
Accounts payable	1,313	1,127
Income taxes payable	1,103	905
Accrued payroll and payroll taxes	572	426
Deferred rent liability	221	—
Other accrued liabilities	980	788

Total current liabilities	5,552	3,341

Capital lease obligations, less current portion	327	20
Deferred rent liability	1,452	544
Deferred tax liability	188	539

Total liabilities	7,519	4,444

Stockholders’ Equity:
Preferred stock; $.001 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 30,604,167 (2010) and 30,497,318 (2009) shares issued and outstanding	31	30
Paid-in capital	4,702	4,357
Retained earnings	3,449	3,099

Total stockholders’ equity	8,182	7,486

	$15,701	$11,930

ZYNEX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
YEARS ENDED DECEMBER 31,

	2010	2009
Net revenue:
Rental	$8,533	$10,534
Sales	15,552	8,147

	24,085	18,681

Cost of revenue:
Rental	802	1,564
Sales	4,400	2,229

	5,202	3,793

Gross profit	18,883	14,888

Selling, general and administrative expense	17,322	11,074

Income from operations	1,561	3,814

Other income (expense):
Interest income	5	4
Interest expense and loss on extinguishment of debt	(215)	(165)
Other expense	(16)	(1)
Gain on value of derivative liability	—	171

	(226)	9

Income before income taxes	1,335	3,823

Income tax expense	985	1,441

Net income	$350	$2,382

Net income per share:
Basic	$0.01	$0.08

Diluted	$0.01	$0.08

Weighted average number of common shares outstanding:
Basic	30,546,070	30,122,486

Diluted	30,704,737	30,374,360

ZYNEX, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(AMOUNTS IN THOUSANDS)
YEARS ENDED DECEMBER 31,

	2010	2009
Cash flows from operating activities:
Net income	$350	$2,382
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation expense	774	677
Provision for losses in accounts receivable (uncollectibility)	317	149
Amortization of deferred consulting and financing fees	71	61
Gain on value of derivative liability	—	(171)
Issuance of stock for consulting services	79	188
Provision for obsolete inventory	23	267
Deferred rent expense	1,129	44
Loss on disposal of equipment	18	—
Employee stock based compensation expense	267	169
Deferred tax benefit	(281)	(105)
Changes in operating assets and liabilities:
Accounts receivable	(2,586)	427
Inventory	(1,559)	(91)
Prepaid expenses	(6)	(66)
Other current assets	17	(17)
Accounts payable	186	89
Accrued liabilities	338	(590)
Income taxes payable	198	235

Net cash (used in) provided by operating activities	(665)	3,648

Cash flows from investing activities:
Proceeds received in lease termination	108	—
Deposits	—	11
Purchases of equipment	(672)	(955)

Net cash used in investing activities	(564)	(944)

Cash flows from financing activities:
Decrease in bank overdraft	—	(113)
Net borrowings from (payments on) line of credit	1,270	(1,781)
Deferred financing fees	(120)	(30)
Payments on notes payable and capital lease obligations	(182)	(37)
Repayments of loans from stockholder	—	(25)
Issuance of common stock	—	145

Net cash provided by (used in) financing activities	968	(1,841)

Net (decrease) increase in cash	(261)	863
Cash at the beginning of the period	863	—

Cash at the end of the period	$602	$863

Supplemental cash flow information:
Interest paid	$112	$103

Income taxes paid (including interest and penalties)	$1,068	$1,311

Supplemental disclosure of non-cash investing and financing activities:
Equipment acquired through capital lease	$441	$—

Increase in deposit and deferred rent	$—	$156

Increase in leasehold improvements and deferred rent	$—	$344